Exhibit 23 (i)(2)
                               SEWARD & KISSEL LLP
                               1200 G STREET. NW.
                                 WASHINGTON D.C.

WRITER'S E-MAIL            TELEPHONE: (202) 737-8833   ONE BATTERY PARK PLACE
                           FACSIMILE: (202 7378184     NEW YORK, NEW YORK 10004
                                 WWW.SEWKIS.COM        TELEPHONE: (212) 574-1200
                                                       FACSIMILE: (212) 480-8421

                                  July 30, 1999


Forum Funds
Two Portland Square
Portland, Maine 04101

Ladies and Gentlemen:

         We consent to the continued inclusion as an exhibit to the Registration Statement of Forum Funds of our opinion dates January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date.

                                                  Very truly yours,


                                                  /s/ Seward + Kissel LLP
                                                  Seward & Kissel LLP